Exhibit 3.111

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/25/1998 981455085 – 2971297

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GOOD SAMARITAN HOSPITAL, L.P.

This Certificate of Limited Partnership of GOOD SAMARITAN HOSPITAL, L.P. (the “Partnership”), dated as of November 25, 1998 is being executed and filed by Samaritan, LLC, a Delaware limited liability company, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1. Name. The name of the limited partnership formed hereby is Good Samaritan Hospital, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

4. General Partner. The name and the business address of the sole general partner of the Partnership is:

Samaritan, LLC

c/o Columbia/HCA Healthcare Corporation

One Park Plaza

P.O. Box 550

Nashville, Tennessee 37202

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

SAMARITAN, LLC, General Partner

By:	/s/ John M. Franck II
John M. Franck II Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/31/2001 020084820 - 2971297

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Good Samaritan Hospital, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Good Samaritan Hospital, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Good Samaritan Hospital, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of Good Samaritan Hospital, L.P. on this 10th day of December, 2001.

Good Samaritan Hospital, L.P.

By:	/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary